Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Liberty U.S. Government Money Market Trust, a portfolio of the Trust, into Federated Government Reserves Fund, a portfolio of the Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue		May 14, 2015
John F. Donahue	Trustee

/s/ J. Christopher Donahue		May 14, 2015
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ Lori A. Hensler		May 14, 2015
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		May 14, 2015
John. T. Collins	Trustee

/s/ Maureen Lally-Green		May 14, 2015
Maureen Lally-Green	Trustee

/s/ Peter E. Madden		May 14, 2015
Peter E. Madden	Trustee

/s/ Charles F. Mansfield, Jr.		May 14, 2015
Charles F. Mansfield, Jr.	Trustee

/s/ Thomas M. O’Neill		May 14, 2015
Thomas M. O’Neill	Trustee

/s/ P. Jerome Richey		May 14, 2015
P. Jerome Richey	Trustee

/s/ John S. Walsh		May 14, 2015
John S. Walsh	Trustee